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WARRANT CERTIFICATE SERIES A
(With Purchase Form)

ThermoElastic Technologies, Inc.

Series A Warrant to Purchase Common Shares at $2.00

Dated: April 30, 2000

VOID AFTER 4:00 PM (EASTERN STANDARD TIME)
ON DECEMBER 31,d 2001

WARRANT A $2.00 Certificate number WA-"Merge Record"

TRANSFER RESTRICTED. -- Except as may be expressly provided in an applicable legal opinion or in the Offering Memorandum under which this Warrant Certificate was originally issued, TRANSFER OF THESE WARRANTS AND OF ANY SHARES ISSUABLE HEREUNDER TS RESTRICTED AND MAY NOT BE MADE WITHOUT DELIVERY OF A CURRENT PROSPECTUS UNDER A REGISTRATION STATEMENT. Warrants are immediately detachable and separately transferable from the common stock with which they were originally issued. See "Restriction on Exercise and/or Disposition of warrants or Shares", Section 5 herein.

Certification of Purchase Rights.

ThermoElastic Technologies, Inc., a Colorado corporation (the "Company"), together with the undersigned Warrant Agent, hereby certify that "NAME first" "M Last", is the Holder of this Warrant Certificate, for value received, The Holder is entitled to purchase from the Company "M Sh" shares of the Company's common stock, $0.0001 par value (the "Shares"), at the exercise price of $2.00 per Share (the "Exercise Price"). Such exercise must be effectuated by surrender of this Certificate and the attached Purchase Form actually received by the Company after April 30, 2000 and before 4:00 PM (Eastern Standard Time) on December 31, 2001, (the Exercise Period,
 subject to the expiration on the business day preceding redemption).

Other Terms of Warrants.

1. Exercise of Warrants. While and to the extent exercisable, upon presentation and surrender of this original, manually signed Certificate (with the attached Purchase Form duly manually executed) to the Office of the Company or any replacement warrant agent, together with cash or a certified or bank cashier's check (or wire transfer) payable to the Company in the amount of the Exercise Price times the number of shares being purchased, the Company shall deliver to the holder hereof, as promptly as practicable, certificates representing the number of shares being purchased. This Warrant Certificate may be exercised in whole or in part; and in case of exercise hereof in part only, the Company or Transfer Agent, upon surrender hereof, will deliver to the holder a new Warrant Certificate or Warrant Certificates of like tenor entitling said holder to purchase the remaining number of Shares as to which this Warrant Certificate has not been exercised.

2. Exchange and Transfer. Prior to exercise, expiration or redemption, this Warrant Certificate upon its presentation and surrender to the Company may be exchanged, alone or with other Warrant Certificates of like tenor registered in the name of the same holder, or assigns, for another Warrant Certificate or Certificates of like tenor in the name of such holder, or assigns, exercisable for the same aggregate number of Shares as the surrendered Warrant Certificate(s). This Warrant may not be sold, transferred, hypothecated, or assigned before the Exercise Period except to Company officers or members of any broker dealer selling group participating in the Company's Regulation D, Rule 504 Offering.

3. Rights and Obligations of Warrant Ho1ders. The holder of this warrant Certificate shall not, by virtue hereof, he entitled to any rights of a shareholder in the Company, either at law or in equity. However, upon exercise of some or all of the Warrants represented hereby, such holder shall, for all purposes, be deemed to have become the holder of record of such Common Shares on the date on which this Warrant Certificate, together with a duly executed Purchase Form, was surrendered and payment of the purchase price was made, irrespective of the date of delivery of any share certificates. The rights of the holder of the Warrant Certificate are limited to those expressed herein and the holder of this Certificate, by acceptance hereof, consents to and agrees to be bound by, and to comply with, all the provisions of this Warrant Certificate, including without limitation all the obligations imposed upon the holder hereof by "Restrictions an Exercise and/or Disposition of Warrants or Shares", Section 5 herein. In addition, the holder of this Warrant Certificate by accepting same, agrees that the Company and its Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as mile absolute, true and lawful owner for all purposes whatsoever.

4. The Shares. The Company covenants and agrees that all Shares delivered upon exercise of this Warrant will be duly and validly authorized and issued, fully-paid and non-assessable, and free from all liens and charges with respect to the purchase thereof. In addition, the Company agrees at all time to reserve and keep available an authorized number of Shares sufficient to permit the exercise in full of all outstanding Warrants represented hereby.

5. Restrictions on Exercise and/or Disposition of Warrants or Shares. The holder of this Warrant Certificate and Deny transferee hereof, by their acceptance hereof, hereby agrees that a) no public distribution of any interest in these Warrants or Shares issuable hereunder will be made in violation of the provision of the Securities Act of 1933, as amended, or the Rules and Regulations promulgated thereunder (collectively referred to as the "Act"), and (b) during the period transfer is restricted including the Exercise Period of the Warrants, if delivery of a prospectus with respect to these warrants or the Shares issuable hereunder may be required by the Act, no-public distribution of the Warrants or such Shares, or exercise of the Warrants, will be made in a manner or on terms different from those set forth in, or without delivery of, prospectus then meeting the requirements of Section 10 of the Act and in compliance with all applicable state laws. The holder of this Warrant Certificate and any such transferee hereof further agree that if any distribution of any of these Warrants or Shares issuable hereunder is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the warrants and Shares that any transferee thereof shall deliver to the Company a signed written agreement to accept and be bound by all of the terms and conditions of the Warrant Certificate.

6. Redemption of Warrants. The Warrants are redeemable by the Company during the Exercise Period, upon written notice of not less than 30 days, at a redemption price of $0.01 per Warrant. Warrants are redeemable, in whole or in part (ratably or on any other bases determined by the Board of Directors to be reasonable and in the best. interest of the Company, nonexclusively including based on the size of Warrant Certificates, the location of holders, the size of Warrant holdings, or the activity of or responsiveness of Warrant holder). Warrants expire at the usual close of business on the business day next proceeding the redemption date,

7. Indemnification and Notification.

(a) The Company will indemnify and hold harmless each holder of these Warrants or Shares issuable thereunder, and each person, if any, who controls such holder within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by any untrue, statement of material fact contained in any registration statement, or contained in a prospectus furnished thereunder or caused by any misleading omission or misleading misstatement of material fact(s) required to be stated therein or necessary to make the statements therein not misleading. However, the foregoing shall not apply insofar as such losses, claims, damages, expenses and liabilities are caused by such untrue statement or omission which is based upon information furnished in writing to the Company by any such holder expressly for use in any registration statement or prospectus.

(b) Promptly after receipt by any holder of these warrants or Shares issuable thereunder, of a notice of the commencement of any action, said holder will, if a claim in respect thereof is to be made against the Company under this Section, notify the Company in writing of the commencement thereof but the omission to notify the Company will not relieve it from any liability which it may have to them otherwise than under this Section. In case any such action is brought against any holder of warrants and/or Shares issuable thereunder, and the Company is notified of the commencement thereof as provided herein, the Company will be entitled to participate in, and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such holder, and after notice from the Company to such holder of the Company's election so to assume the defense thereof, the Company will not be liable under this Section for any legal or other expenses subsequently incurred by such holder in connection with the defense thereof other than reasonable costs of investigation.

(c) Each holder of these Warrants or Shares issuable thereunder, agrees to cooperate fully with the Company in effecting registration and qualification of the Warrants or Shares thereunder and of such distribution, and shall indemnify, defend and hold harmless the Company and any person who may control the company, each director of the Company, and each officer who signed any registration statement or amendment or supplement thereto from and against any and all losses, claims, in reliance upon information furnished to the Company by any such holder for inclusion therein.

8. Adjustment of Warrants. The Exercise Price and/or the number of Shares purchasable upon the exercise of each warrant is subject to adjustment from time to time upon occurrence of any of the events enumerated below;

(a) Distribution-of-Shares. In case the Company shall make any dividend or other distribution on the Shares, payable in common stock of the Company, then the Exercise Price in effect immediately prior to making of such distribution shall be adjusted to a price (computed to the nearest cent) determined by dividing (i) an amount equal to the product of (A) the number of Shares outstanding immediately prior to the making of such distribution and multiplied by (B) the Exercise Price, by (ii) the total number of Shares outstanding immediately following the making of such Distribution (including as then outstanding shares, the maximum number of Common Shares necessary to effect the conversion or exchange of all then outstanding convertible shares, options, or obligations theretofore issued in distribution on the Shares).

(c) Subdivision or Combination of Shares. In case the Shares issuable upon exercise of the Warrants shall be subdivided (stock split) into a greater, or combined or consolidated (reverse stock split) into a lesser, number of shares (whether with or without par value), the Exercise Price shall be decreased or increased, as the case may be, to an amount which shall bear the same relation to the Exercise Price in effect immediately prior to such subdivision or combination as the total number of Shares outstanding immediately after such subdivision or combination, bears to the number of Shares outstanding previously. The adjustment in the Exercise Price shall be made as of the effective date of the applicable event.

(d) Increase in Shares Per Warrant. Upon each adjustment of the Exercise Price as a result of calculations pursuant to this Section, each Warrant outstanding prior to the making of an adjustment in the Exercise price shall thereafter evidence the right to purchase, at the adjusted Exercise Price, the number of Shares (calculated to the nearest hundredth) obtained by (i) multiplying the number of Shares purchasable upon exercise of a Warrant prior to adjustment of the number of Shares, by the Exercise Price in effect prior to adjustment of the Exercise Price and (ii ) dividing the product so obtained by the Exercise Price in effect after such adjustment of the Exercise Price.

(e) Effect of Sale Merger, Consolidation. In case of any capital reorganization of the Company, or any reclassification of the Shares, Or in case Of the consolidation of the Company with or the merger of the Company into any other corporation, each Warrant after such capital reorganization, recla5sitication of Shares, consolidation or merger shall be exercisable, upon the terms and conditions specified in this Certificate, for the number if common Shares or other securities of the Company, or of the corporation resulting from such consolidation or surviving such merger, as the case may bee to which a holder of the Shares issuable (at the time of such capital reorganization, reclassification of shares, consolidation or merger) would be entitled if such exercise had taken place prior to the record date for determination of the rights of such a holder prior to said event; and in any case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonable, to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants, The subdivision or combination of Shares at any time outstanding into a greater or lesser number of Shares shall not by itself be deemed to be a reclassification of the shares of the Company for the purposes of this Section. Anything herein contained to the contrary notwithstanding, each warrant, following any sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation where such sale is to be followed by a dissolution or liquidation of the Company, shall remain exercisable until such dissolution or liquidation is effected, for such securities or property of the Company or of the corporation to which the sale was made as would have been issuable if such exercise had taken place prior to such sale.

(f) Notice to Warrant Holders of Adjustment. Whenever the Exercise Price is adjusted as herein provided, the Company shall cause to be mailed to the Warrant holders in accordance with the provisions of this Section, notice (i) stating that the Exercise Price and the number of Shares purchasable upon exercise of an Warrant have been adjusted, (ii) setting forth the adjusted Exercise Price and the adjusted number of Shares purchasable upon the exercise of a Warrant, and (iii) showing in reasonable detail the computations and the facts, including the amount of consideration received or deemed received, upon which the adjustment is based.

(g) Fractional Shares. The Company shall not be required to issue any fraction of a Share upon the exercise of Warrants, nor any scrip or other right, but rather same shall be deemed to expire except to the extent, if any, of any provision for a cash payment in lieu thereof. If more than one warrant shall be surrendered for exercise at one time by the same holder, the number of Shares whi.ch shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrants so exercised. If any fractional interest in a Share shall be deliverable upon the exercise of any Warrants, the Company shall make an adjustment therefore in cash equal to such fraction multiplied by the average closing bid price of the Shares on the business day next preceding the day of exercise.

9. Survival. The various rights and obligations of the holder hereof and of the Company shall survive the exercise of the Warrant.
Certificate.

10. Notice. All notices required by this Warrant Certificate to be given or made by the Company shall be given or made by First Class Mail, postage prepaid, addressed to the registered holder hereof (or of Shares issuable hereunder), at the address of such holder as shown on the books of the Company.

11. Loss or Destruction. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant Certificate and upon delivery of an indemnity agreement satisfactory in form and amount to the Company, and in the case of any such mutilation, upon surrender and cancellation of the remains of this Warrant Certificate the Company at the holder's expense will execute and deliver, in lieu thereof, new Warrant Certificate of like tenor.

ThermoElastic Technologies, Inc.

By:
Name:

Mr. Kenneth B. Liebscher
Title:  President
Address: 250 H Street Suite #715, Blaine,
Washington 98230

Off:
Fax:
CORPORATE SEAL:

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ATTEST:

By:
Name:

Secretary

(Purchase Form appears on next page.)


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PURCHASE FORM

WARRANT CERTIFICATE, SERIES A



To:      Mr. Kenneth B. Liebscher
Title:   President
Address: 250 H Street Suite #715, Blaine, Washington 98230,
Off:    (905) 760-9266
Fax:    (905) 660-0036


The undersigned hereby irrevocably elects to exercise the attached Warrant Certificate to the extent of "M Sh" Shares of the Company's authorized but unissued Common Stock, $0.0001 par value per share and
hereby makes payment of $      in payment of the purchase (exercise)
price thereof $2.00.

(Calculation of payment; number of shares x warrant price per share i.e.: 1000 shares x $2.00 = $ 2,000.00 payment)

Warrant Certificate: WA-"Merge Record#" "M Sh", Shares

Name:

(please typewrite or print in block letters the name on the warrant Certificate or a transferee. If a transferee is named, then the registered owner(s)signature(s) below must be guaranteed by a bank, below or in a separate letter or for in.

Address:
City/ST/zip
Telephone:
Date:                                         Signature:
                                              Name:
                                              Title:
                                          (if officer, trustee, etc.)
                                     All other Joint Owners must sign:
                                     Signature:
                                     Name: